Exhibit 4.2

NUMBER C SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP [ ]

DOUBLE EAGLE ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARE

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE CLASS A ORDINARY SHARES OF

DOUBLE EAGLE ACQUISITION CORP.

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination by ___________, 20__ [TWENTY-FOUR MONTHS FROM THE DATE OF THE CLOSING OF THE COMPANY’S INITIAL PUBLIC OFFERING] all as more fully described in the Company’s final prospectus dated _______, 2015.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Secretary	Cayman Islands	President

DOUBLE EAGLE ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the memorandum and articles of association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	________ Custodian ______
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                                      hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said Class A Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated ______, 2015, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by ___, 20__ [TWENTY-FOUR MONTHS FROM THE DATE OF THE CLOSING OF THE COMPANY’S INITIAL PUBLIC OFFERING], or if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.